UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

GOLDEN GATE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 2490 Napa, California 94558
(Address and telephone number of principal executive offices, including zip code)

Registrant's telephone number, including area code:   (707) 255-9890

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL AGREEMENT

On June 18, 2013, Golden Gate Homes, Inc. (the “Company”) entered into an agreement for services (the “Agreement”) with Global 8 Properties, Inc., a California corporation (“Global 8”), pursuant to which Global 8 provides sales, marketing and administrative services for a single family home project for which the Company provides management oversight.  During the Company’s fiscal quarter ended September 30, 2013, the Company made payments to Global 8 in the amount of $114,500 for services rendered under the Agreement.  Disclosure is being made regarding the Agreement because Tim Wilkens, the Company’s Chairman and Chief Executive Officer, is (a) the Chief Executive Officer of Global 8 and (b) the trustee of the family trust that is the sole stockholder of Global 8, and could be deemed to have indirectly received compensation from the Company through the payments made to Global 8.

ITEM 5.05.      AMENDMENTS TO THE CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On November 12, 2013, the Company’s Board of Directors (with the interested director abstaining) waived the conflict provisions of the Company’s Code of Ethics with respect to the transaction with Global 8 described above.

ITEM 9.01.      EXHIBITS

Exhibit No.	Description

10.1	Agreement for Services dated June 18, 2013, by and between Global 8 Properties, Inc., a California corporation, and Golden Gate Homes, Inc., a Delaware corporation

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GATE HOMES, INC. (Registrant)

Date: November 19, 2013	By:	/s/ Tim Wilkens
Tim Wilkens
Chairman and Chief Executive Officer